Exhibit 99.1

WEX Completes Acquisition of Evolution1

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--July 16, 2014--WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, today announced the completion of its acquisition of Evolution1, a leader in cloud-based technology and payment solutions in the healthcare industry. Evolution1 is now a wholly-owned subsidiary of WEX.

“The closing of this acquisition is an important milestone in advancing our long-term strategy,” said Melissa Smith, WEX’s president and chief executive officer. “The addition of Evolution1 enhances WEX’s healthcare expertise and enables us to expand our addressable market while at the same time continuing to build on our growth in the fleet and travel markets. Evolution1 and its talented employees are a great fit with WEX both culturally and operationally, and I’m excited by the new opportunities this acquisition affords our combined businesses.”

WEX previously announced on June 16, 2014, that it would acquire Evolution1 in an all-cash transaction.

About WEX Inc.

WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 7.8 million cardholders and offering exceptional payment security and control across a wide spectrum of business sectors. The Company’s operations include WEX Bank, Fleet One, Pacific Pride, rapid! PayCard, WEX Australia, WEX New Zealand and WEX Europe, as well as a majority equity position in WEX Europe Services and UNIK S.A., Brazil. WEX and its subsidiaries employ more than 1,400 associates. For more information about WEX, please visit www.wexinc.com.

About Evolution1

At Evolution1®, we simplify the business of healthcare. We do that through innovative healthcare software and payment solutions that administer and manage consumer directed accounts. But we don’t do it alone. Our network of Partner organizations enables us to deliver our industry-leading solution to 90,000 employers and more than 10,000,000 consumers across the country. Together we take the complexity out of defined contribution, HSAs, HRAs, FSAs, VEBAs, PRAs, wellness plans and transit plans. Created with users in mind, our solutions provide a single end-to-end intuitive user experience that reduces costs, saves time and ultimately simplifies the business of healthcare.

Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding the expected impact and integration of WEX’s acquisition of Evolution1; future performance and opportunity of the combined businesses; and, confidence in future performance. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions; the effects of the Company’s business expansion and acquisition efforts; the Company’s failure to successfully integrate the acquired business; the Company's failure to consummate previously announced business plans; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the Company’s outstanding debt on its operations; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A. of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014 and the Company's subsequent periodic and current reports. The Company's forward-looking statements and these factors do not reflect the potential future impact of any other alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this news release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
WEX Inc.
News media contact:
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor Relations contact:
Michael E. Thomas, 207-523-6743
Michael.Thomas@wexinc.com